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                                                                   Exhibit 10.15

                                    AGREEMENT

                  This Agreement (this "Agreement") dated as of July 12, 2002 is entered into among BENITO QUEVEDO AND MARTHA QUEVEDO, HIS WIFE (collectively, "Quevedo"), JAMES INVESTMENTS, INC., a Texas corporation ("JII"), LJH, LTD., a Texas limited partnership ("LJH"), and DON A. SANDERS ("Sanders" and, collectively with Quevedo, JII and LJH, the "Credit Support Parties").

                                    RECITALS:

                  WHEREAS, certain subsidiaries (the "Co-Borrowers") of TIMCO Aviation Services, Inc. ("TMAS") are parties to that certain Replacement Term Note (the "Bank of America Note") in the original principal amount of $13,000,000 (with a current outstanding balance of $10,000,000) in favor of Bank of America, N.A. ("BofA"); and

                  WHEREAS, TMAS and certain other of its subsidiaries (the "TMAS Guarantors" and, collectively with the Co-Borrowers, the "Grantors") have guaranteed all of the obligations of the Co-Borrowers under the Bank of America Note (the "TMAS Guarantees"); and

                  WHEREAS, as further security for the Bank of America Note, the Credit Support Parties have entered into those certain Limited Guarantees identified on Exhibit A attached hereto and made a part hereof (the "Credit Support Guarantees"); and

                  WHEREAS, the Co-Borrowers intend to restructure and reduce the principal amount outstanding under the Bank of America Note (the "BofA Note Restructuring") pursuant to the terms of (i) that certain Replacement Term Loan
Note in the principal amount of $5,000,000 of even date herewith from the Co-Borrowers in favor of BofA (the "$5MM Note"), and (ii) that certain Replacement Term Loan Note in the principal amount of $2,500,000 of even date herewith from the Co-Borrowers in favor of BofA (the "$2.5MM Note" and, collectively with the $5MM Note, the "Bank of America Restructured Notes"); and

                  WHEREAS, the $5MM Note will be secured by, inter alia, a $2,500,000 letter of credit posted by Sanders in favor of Bank of America and a $2,500,000 block on a line of credit of LJH established by Bank of America (collectively, the "$5MM Note Credit Support"); and

                  WHEREAS, the $2.5MM Note will be secured by, inter alia, a $2,500,000 letter of credit posted by JII in favor of Bank of America (the "$2.5MM Note Credit Support"); and

                  WHEREAS, in furtherance of the BofA Restructuring, Quevedo has agreed to make a principal payment to Bank of America in the amount of $2,500,000 (the "Principal Reduction Payment") in exchange for (i) the transfer to Quevedo or his designee by Aviation Sales Distribution Services Company of certain real property located in Pearland, Texas valued at approximately $1,500,000, and (ii) the issuance by the Co-Borrowers of that certain Term

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Loan Note of even date herewith in the original principal amount of $1,000,000 payable to the order of Quevedo and his wife, Martha Quevedo (the "Quevedo Note" and, collectively with the $5MM Note Credit Support and the $2.5MM Note Credit Support, the "Credit Support Documents"); and

                  WHEREAS, as a condition precedent to (i) JII's, LJH's and Sanders' agreement to post the $5MM Credit Support and the $2.5MM Credit Support, and (ii) Quevedo's agreement to make the Principal Reduction Payment, the Credit Support Parties have required the Grantors to grant the Credit Support Parties a third priority lien interest in and to all of the assets of the Grantors described as "Collateral" (the "Credit Support Collateral") in that certain Security Agreement of even date herewith from the Grantors in favor of the Credit Support Parties (the "Security Agreement"); and

                  WHEREAS, the liens in favor of the Credit Support Parties on the Credit Support Collateral arising under the Security Agreement are subordinate to those granted to (i) Citicorp USA, Inc., as Agent, pursuant to the documents securing the obligations arising under that certain Fifth Amended and Restated Credit Agreement of even date herewith among TMAS, certain subsidiaries of TMAS, as borrowers, the institutions from time to time parties thereto as lenders, the institutions from time to time parties thereto, as issuing banks, and Citicorp USA, Inc., as Agent, and (ii) BofA pursuant to that certain Second Collateral Documents Amendment dated as of February 14, 2001, as amended and reaffirmed through the date hereof, securing the obligations of the Grantors to BofA arising under the Bank of America Note.

                  WHEREAS, the Credit Support Parties desire to memorialize their respective interests in, and priorities with respect to, the Credit Support Collateral, all as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties hereto hereby agree as follows:

               1. Recitals. The foregoing recitals are true and correct and are incorporated by reference herein.

               2. Priority of Liens.

                  a. Pari Passu. Each of the Credit Support Parties acknowledges and agrees that the priority of their respective liens in the Credit Support Collateral arising under the Security Agreement and any liens in the Credit Support Collateral arising on any other basis, including by subrogation or by assignment, shall be pari passu to the priority of the liens granted to the other Credit Support Parties pursuant thereto.

                  b. Proceeds Held in Trust. Except as provided in Section 5 below, to the extent that any of the Credit Support Parties receives any Credit Support Collateral or any proceeds therefrom as a result of an exercise of its rights as a secured party under the Security Agreement or otherwise, such Credit Support

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                  Party shall hold such Credit Support Collateral and/or the proceeds therefrom in trust for the benefit of all of the Credit Parties, and each of the Credit Support Parties shall be entitled to receive an amount equal to the lesser of (i) the total amount of exposure and/or liability of such Credit Support Party under its corresponding Credit Support Document, and (ii) 25% of any net proceeds derived therefrom.

               3. Intercreditor Agreement. Notwithstanding anything in this Agreement or in the Security Agreement to the contrary, each of the Credit Support Parties acknowledges and agrees that all of their respective rights and remedies in and to the Credit Support Collateral shall be subject in all respects to that certain Intercreditor Agreement of even date herewith between the Credit Support Parties, the Agent, Citicorp USA, Inc., and Bank of America (the "Intercreditor Agreement"), and none of the Credit Support Parties shall take any actions against the Credit Support Collateral or any part thereof in contravention of the terms of the Intercreditor Agreement.

               4. Extinguishment of Credit Support. If, at any time and from time to time, (i) Bank of America indefeasibly releases or otherwise terminates the responsibilities and liabilities of (a) Sanders and/or LJH under the terms of the $5MM Note Credit Support, or (b) Alpert under the terms of the $2.5MM Note Credit Support, or (ii) the Co-Borrowers indefeasibly pay to Quevedo any and all amounts due and owing under the Quevedo Note (each, a "Released Credit Support Party"), then the rights and remedies of such Released Credit Support Party under this Agreement and under the Security Agreement shall automatically terminate and be of no further force or effect and any and all claims (of subrogation or otherwise) of the remaining Credit Support Parties against any of the Released Credit Support Parties shall also terminate and be of no further force or effect.

               5. Sale of Aerocell. Notwithstanding anything in this Agreement to the contrary, the Credit Support Parties acknowledge and agree that each of JII and Quevedo shall be entitled to receive certain proceeds from the sale of the assets and/or capital stock of Aerocell Structures, Inc., an Arkansas corporation (the "Aerocell Payments"), in full and final satisfaction of their obligations under their respective Credit Support Documents. Each of the Credit Support Parties covenant and agree not to seek to challenge or overturn any Aerocell Payments in favor of JII and/or Quevedo, respectively, and each hereby irrevocably waives and releases, to the fullest extent allowed by law, any and all rights that they may now have or in the future acquire to challenge or overturn any such Aerocell Payments.

               6. Waiver of Subrogation. Except as expressly set forth in this Agreement, each of the Credit Support Parties hereby waives and releases, to the fullest extent allowed by law, any and all rights of recovery, claim, action, or cause of action, against any other Credit Support Party, their respective agents, employees, officers, partners, servants or shareholders, based upon any rights of subrogation, whether express or implied, arising out of such Credit Support Party's performance under their respective Credit Support Documents.

               7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall

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constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

               8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

               9. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               10. Inconsistencies. This Agreement supercedes any and all other agreements between the Credit Support Parties with respect to the treatment and relative priorities in and to the Credit Support Collateral. This Agreement, the Security Agreement and the Intercreditor Agreement shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of the Intercreditor Agreement are actually inconsistent with the terms and conditions of this Agreement or of the Security Agreement, the Intercreditor Agreement shall govern.

               11. WAIVER OF JURY TRIAL. EACH OF THE CREDIT SUPPORT PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT.

                           {Signature Page to Follow}

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

JAMES INVESTMENTS, INC., a
Texas corporation

By /s/ Robert Alpert
  ---------------------------
Name: Robert Alpert
     ------------------------
Title: President
      -----------------------



LJH, LTD.,  a Texas limited partnership

By:      DLH Management LLC, its
         general partner

         By /s/ Lacy J. Harber
           -----------------------------
         Name: Lacy J. Harber
              --------------------------
         Title: President
               -------------------------




/s/ Benito Quevedo
-------------------------------------
Benito Quevedo, Individually



/s/ Martha Quevedo
-------------------------------------
Martha Quevedo, Individually



/s/ Don A. Sanders
-------------------------------------
Don A. Sanders, Individually

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                                    EXHIBIT A

                                       to

                                    Agreement
                            dated as of July 12, 2002

                            Credit Support Guarantees

          1. That certain Limited Guaranty dated as of February 14, 2001 from Benito Quevedo in favor of Bank of America, N.A., as amended and/or reaffirmed through the date hereof.

          2. That certain Limited Guaranty dated as of February 14, 2001 from James Investments, Inc. in favor of Bank of America, N.A., as amended and/or reaffirmed through the date hereof.

          3. That certain Limited Guaranty dated as of February 14, 2001 from Don A. Sanders in favor of Bank of America, N.A., as amended and/or reaffirmed through the date hereof.

          4. That certain Limited Guaranty dated as of February 14, 2001 from LJH, Ltd. in favor of Bank of America, N.A., as amended and/or reaffirmed through the date hereof.